As filed with the Securities and Exchange Commission on March 2, 2017

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2588496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705

(Address of principal registered offices) (Zip Code)

Iteris, Inc. 2016 Omnibus Incentive Plan

(Full title of the Plan)

Andrew C. Schmidt Chief Financial Officer Iteris, Inc. 1700 Carnegie Avenue, Suite 100 Santa Ana, CA 92705 (Agent for Service of Process)	With a copy to: Ellen S. Bancroft, Esq. Morgan, Lewis & Bockus LLP 600 Anton Blvd., Suite 1800 Costa Mesa, CA 92626 (949) 399-7000

(949) 270-9400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.10 par value, to be issued pursuant to the Iteris, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”)	3,400,108 shares	$4.93	$16,762,532.44	$1,942.78
Common Stock, $0.10 par value, to be issued pursuant to the 2016 Plan related to awards granted under the Iteris, Inc. 2007 Stock Incentive Plan (the “2007 Plan”)(3)	3,373,694 shares	$4.93	$16,632,310.19	$1,927.69
Total	6,773,802 shares		$33,394,842.63	$3,871

(1)                                 This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)                                 Estimated solely for the purpose of calculating the registration fee under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices per share of the Registrant’s common stock on February 24, 2017, as reported on The Nasdaq Capital Market.

(3)                                 Pursuant to the 2016 Plan, under certain circumstances, shares subject to awards previously granted under the 2007 Plan that terminate, expire or are cancelled, forfeited or surrendered on or after December 15, 2016, and shares used to pay the purchase price or withholding taxes related to awards under the 2007 Plan on or after December 15, 2016, will become available for issuance under the 2016 Plan. The 3,373,694 shares is the maximum number of shares that could be carried over and added to the share reserve under the 2016 Plan if all awards outstanding as of March 2, 2017 are so terminated, expired, cancelled, forfeited, surrendered or used.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference

Registrant hereby incorporates by reference into this registration statement the following documents, which have been filed with the Securities and Exchange Commission (the “Commission”):

(a)                                 Registrant’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2016, September 30, 2016, and December 31, 2016, as filed with the Commission on August 10, 2016, November 14, 2016 and February 9, 2017, respectively;

(b)                                 Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the Commission on June 20, 2016, and Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended March 31, 2016, as filed with the Commission on July 29, 2016;

(c)                                  Registrant’s Current Reports on Form 8-K, filed with the Commission on June 24, 2016, July 15, 2016, August 3, 2016, October 21, 2016, December 21, 2016, February 9, 2017 and February 28, 2017;

(d)                                 Registrant’s Registration Statement on Form 8-A (File No. 000-10605) as filed with the Commission on August 21, 2009; and

(e)                                  the description of the Registrant’s common stock, par value $0.10 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-08762) filed with the Commission on February 5, 2016, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement.  Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.         Description of Securities

Not Applicable.

Item 5.         Interests of Named Experts and Counsel

Not Applicable.

Item 6.         Indemnification of Directors and Officers

The Certificate of Incorporation of the Registrant limits the liability of its directors to the Registrant and its stockholders for monetary damages for breach of the directors’ fiduciary duty.  This provision is intended to afford the Registrant’s directors the benefit of the Delaware General Corporation Law (the “Delaware Law”), which provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Law, or (iv) any transaction from which the director derives an improper personal benefit.

The Certificate of Incorporation and Bylaws of the Registrant require indemnification of the Registrant’s directors and officers to the maximum extent permitted by Delaware Law.  Section 145 of the Delaware Law authorizes indemnification by a Delaware corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation.  With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful.  If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys’ fees) if actually and reasonably incurred by him or her in connection therewith.  If such a proceeding is brought by or on behalf of the Registrant, such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Registrant.  Where such person is adjudged to be liable to the Registrant, he or she is not entitled to indemnification unless and to the extent that the court allows such indemnification to such person for such expenses as the court deems proper.  Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her.  In all other cases, indemnification is made by the Registrant upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

The Registrant has also entered into contractual arrangements with its directors and officers pursuant to which such persons may be entitled to indemnity from the Registrant against certain liabilities arising from the discharge of their duties in such capacities.

The Registrant maintains an insurance policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Registrant and its stockholders.

Item 7.         Exemption from Registration Claimed

Not Applicable.

Item 8.     Exhibits

Exhibit Number	Description	Where Located
4.1	Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on October 30, 2009

4.2	Certificate of Designations of Series A Junior Participating Preferred Stock	Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on October 30, 2009

4.3	Restated Bylaws of the Registrant dated February 9, 2017	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on February 9, 2017

4.4	Rights Agreement dated August 20, 2009 between the Registrant and Computershare Trust Company, N.A., including exhibits thereto	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on August 21, 2009

4.5	Amendment No. 1 to Rights Agreement dated August 8, 2012 between the Registrant and Computershare Trust Company, N.A.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on August 10, 2012

4.6	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-08762), as filed with the Commission on December 8, 2004

5.1	Opinion of Morgan, Lewis & Bockius LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, dated March 2, 2017	Filed herewith

23.2	Consent of RSM US LLP, Independent Registered Public Accounting Firm, dated March 2, 2017	Filed herewith

23.2	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1*	Iteris, Inc. 2016 Omnibus Incentive Plan	Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on November 21, 2016

99.2*	Form of Restricted Stock Unit Issuance Agreement	Filed herewith

99.3*	Form of Notice of Grant of Stock Option and form of Stock Option Agreement	Filed herewith

*                 Indicates a contract, compensatory plan or arrangement in which directors or executive officers of the registrant are eligible to participate.

Item 9.         Undertakings

The Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California on March 2, 2017.

ITERIS, INC.

By:	/S/ JOE BERGERA
Joe Bergera
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of the Registrant do hereby constitute and appoint Joe Bergera, President and Chief Executive Officer, and Andrew Schmidt, Vice President, Finance and Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments that said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ JOE BERGERA	President, Chief Executive Officer and Director	March 2, 2017
Joe Bergera	(Principal Executive Officer)

/S/ ANDREW C. SCHMIDT	Vice President, Finance and Chief Financial Officer	March 2, 2017
Andrew C. Schmidt	(Principal Financial and Accounting Officer)

/S/ D. KYLE CERMINARA	Director	March 2, 2017
D. Kyle Cerminara

/S/ KEVIN C. DALY, PH.D.	Director	March 2, 2017
Kevin C. Daly, Ph.D.

/S/ GERARD M. MOONEY	Director	March 2, 2017
Gerard M. Mooney

/S/ THOMAS L. THOMAS	Director	March 2, 2017
Thomas L. Thomas

/S/ MIKEL H. WILLIAMS	Director	March 2, 2017
Mikel H. Williams

/S/ SCOTT E. DEETER	Director	March 2, 2017
Scott E. Deeter

EXHIBIT INDEX

Exhibits

Exhibit Number	Description	Where Located
4.1	Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on October 30, 2009

4.2	Certificate of Designations of Series A Junior Participating Preferred Stock	Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on October 30, 2009

4.3	Restated Bylaws of the Registrant dated February 9, 2017	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on February 9, 2017

4.3	Bylaws of the Registrant, as amended	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on February 9, 2017

4.4	Rights Agreement dated August 20, 2009 between the Registrant and Computershare Trust Company, N.A., including exhibits thereto	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on August 21, 2009

4.5	Amendment No. 1 to Rights Agreement dated August 8, 2012 between the Registrant and Computershare Trust Company, N.A.	Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q as filed with the Commission on August 10, 2012

4.6	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-08762), as filed with the Commission on December 8, 2004

5.1	Opinion of Morgan, Lewis & Bockius LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP Independent Registered Public Accounting Firm, dated March 2, 2017	Filed herewith

23.2	Consent of RSM US LLP Independent Registered Public Accounting Firm, dated March 2, 2017	Filed herewith

23.2	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1*	Iteris, Inc. 2016 Omnibus Incentive Plan	Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on November 21, 2016

99.2*	Form of Restricted Stock Unit Issuance Agreement	Filed herewith

99.3*	Form of Notice of Grant of Stock Option and form of Stock Option Agreement	Filed herewith

*                 Indicates a contract, compensatory plan or arrangement in which directors or executive officers of the registrant are eligible to participate.